Exhibit 10.8

AMENDED AND RESTATED

AVEANNA HEALTHCARE HOLDINGS INC. 2017 STOCK INCENTIVE PLAN

ARTICLE I

ESTABLISHMENT AND PURPOSE; ADMINISTRATION

1.1 Establishment. Aveanna Healthcare Holdings Inc., a Delaware corporation (the “Company”), hereby establishes a stock incentive plan to be known as the “Aveanna Healthcare Holdings Inc. 2017 Stock Incentive Plan” (the “Plan”). The Plan became effective as of the date (the “Effective Date”) of its adoption by the Company’s board of directors (the “Board”) and was amended and restated on April 19, 2021.

1.2 Purpose. The Plan is intended to promote the long-term growth and profitability of the Company and its Subsidiaries by providing those persons who are or will be involved in the Company’s and its Subsidiaries’ growth with an opportunity to acquire an ownership interest in the Company, thereby encouraging such persons to contribute to and participate in the success of the Company and its Subsidiaries. Under the Plan, the Company may make Awards to such present and future officers, directors, employees, consultants and advisors of the Company or its Subsidiaries as may be selected in the sole discretion of the Board (collectively, the “Participants”).

1.3 Administration. The Board shall have the power and authority to prescribe, amend and rescind rules and procedures governing the administration of the Plan, including, but not limited to, the full power and authority: (a) to interpret the terms of the Plan, the terms of any Awards made under the Plan, and the rules and procedures established by the Board governing any such Awards, (b) to determine the rights of any person under the Plan, or the meaning of requirements imposed by the terms of the Plan or any rule or procedure established by the Board, (c) to select the Participants to receive Awards under the Plan, (d) to set the exercise price of any Awards granted under the Plan, (e) to establish performance and vesting standards, (f) to impose such limitations, restrictions and conditions upon such Awards as it shall deem appropriate, (g) to adopt, amend, and rescind administrative guidelines and other rules and regulations relating to the Plan, (h) to correct any defect or omission or reconcile any inconsistency in the Plan, (i) to adopt procedures regarding the exercise and settlement of Awards, including establishing “black out” or other periods during which Awards may not be exercised or settled, and (j) to make all other determinations and take all other actions necessary or advisable for the implementation and administration of the Plan, subject to such limitations as may be imposed by the Code or other applicable law. Each action of the Board (including each determination of the Board) shall be final, binding and conclusive on all Participants and all other Persons. The Board may, to the extent permissible by law, delegate any of its authority hereunder to any duly authorized committee of the Board or any other persons as it deems appropriate.

ARTICLE II

DEFINITIONS

As used in the Plan, the following terms shall have the meanings set forth below:

“Affiliate” of any Person means any other Person controlled by, controlling or under common control with such Person; provided that the Company and its Subsidiaries shall not be deemed to be Affiliates of any Stockholder (as defined in the Stockholders Agreement). As used in this definition, “control” (including, with its correlative meanings, “controlling,” “controlled by” and “under common control with”) means possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of securities, by contract or otherwise). With respect to any Person who is an individual, “Affiliates” also includes, without limitation, any member of such individual’s Family Group (as defined in the Stockholders Agreement).

“Aggregate Spread” of any Option as of any particular date means (a) the aggregate Fair Market Value of the securities for which such Option is exercisable, minus (b) the aggregate exercise price payable by the holder of such Option in order to acquire such securities.

“Aggregate Spread Per Share” means (a) the Aggregate Spread of the applicable Option, divided by (b) the total number of securities for which such Option is exercisable.

“Awards” means Options and Deferred RSUs.

“Award Agreement” means a written agreement between the Company and a Participant setting forth the terms, conditions, and limitations applicable to an Award; provided that, unless expressly set forth in an Award Agreement and approved by the Board, all Award Agreements shall be deemed to include all of the terms and conditions of the Plan.

“Award Stock” means, for any Participant, any Common Stock issued to such Participant upon exercise or settlement of any Award granted hereunder. For all purposes of the Plan, Award Stock will continue to be Award Stock in the hands of any holder (including any Permitted Transferee) except for the Company, the Sponsors and purchasers pursuant to a Public Sale, and each such other holder of Award Stock will succeed to all rights and obligations attributable to such Participant as a holder of Award Stock hereunder. Award Stock will also include shares of the capital stock issued with respect to shares of Award Stock by way of a merger, stock split, stock dividend or other recapitalization.

“Cause” means (a) in the case where there is no employment, consulting or similar agreement in effect between the Company or a Subsidiary and the Participant as of the Participant’s Termination Date (or where there is such an agreement but it does not define “cause”), that such Participant has: (i) failed or refused to comply with a material directive from the Board or, if applicable, the board of directors of any Subsidiary or the Participant’s supervisor; (ii) received a confirmed positive illegal drug test result; (iii) abused alcohol in a manner that impairs the Participant’s ability to perform the Participant’s duties; (iv) violated a material written policy of the Company or its Subsidiaries; (v) engaged in misconduct that could be injurious to the business of the Company or any Affiliate; or (vi) committed a felony or any crime involving moral turpitude; or (b) in the case where there is an employment, consulting or similar agreement in effect between the Company or a Subsidiary and the Participant as of the Participant’s Termination Date that defines “cause,” “cause” as defined under such agreement.

“Code” means the Internal Revenue Code of 1986, as it may be amended from time to time.

“Common Stock” means the Company’s Common Stock, par value $0.01 per share, or, in the event that the outstanding shares of Common Stock are hereafter recapitalized, converted into or exchanged for different stock or securities of the Company or its Affiliates, such other stock or securities.

“Company Group” means the Company and its Subsidiaries.

“Confidential Information” means any and all data and information relating to the Company Group, its activities, business, or clients that (a) is disclosed to a Participant or of which a Participant becomes aware as a consequence of his or her employment and/or service with the Company Group; (b) has value to the Company Group; and (c) is not generally known outside of the Company Group. “Confidential Information” shall include, but is not limited to the following types of information regarding, related to, or concerning the Company Group: trade secrets (as defined by O.C.G.A. § 10-1-761); financial information and projections, strategic plans, business plans, organizational plans, markets, sales, pricing policies, operational methods, customer lists, referral source lists, compensation or benefits paid to employees or other service providers; terms or conditions of employment; human resources information or business related information contained in the Company Group’s computer or other systems. “Confidential Information” also includes (i) combinations of information or materials which individually may be generally known outside of the Company Group, but for which the nature, method, or procedure for combining such information or materials is not generally known outside of the Company Group; and (ii) any and all data and information relating to or concerning a third party that otherwise meets the definition set forth above, that was provided or made available to the Company Group by such third party, and that the Company Group has a duty or obligation to keep confidential. This definition shall not limit any definition of “confidential information” or any equivalent term under state or federal law. “Confidential Information” shall not include information that has become generally available to the public by the act of one who has the right to disclose such information without violating any right or privilege of the Company Group.

“Deferred RSUs” means the deferred restricted stock units granted pursuant to Article VI.

“Development” means (a) any and all ideas, trade secrets, information (including Confidential Information, know-how, processes, inventions, technology, discoveries, original works of authorship, modifications, enhancements, improvements, derivative works, computer software (including source code, executable code, algorithms, pseudocode, firmware, interfaces, data, databases, and documentation), processes, methods, formulas, designs, trademarks, service marks, and logos (whether or not patentable, copyrightable or able to be protected as a trade secret and whether or not reduced to practice) that are conceived, developed, designed, made, authored, contributed to or reduced to practice by a Participant (either solely or jointly with others) together with all physical or tangible embodiments of any of the foregoing, (b) all modifications, enhancements, improvements, and derivations of any of the foregoing, and (c) all claims and rights in and to all of the foregoing existing in any jurisdiction throughout the world, whether or not registration is or has been secured for any intellectual property rights embodied therein, including any intellectual property registrations or applications, any renewals and extensions thereof, and in and to all works based upon, derived from, or incorporating any of the foregoing, and in and to all income, royalties, damages, claims, and payments now or hereafter due or payable with respect thereto, and in and to all causes of action, either in law or in equity for past, present or future infringement based on any of the foregoing, and in and to all rights corresponding to any of the foregoing throughout the world, and all the rights embraced therein, including the right to make, use, sell, offer for sale, duplicate, reproduce, copy, distribute, import, export, display, license, adapt, and prepare derivative works from, or modifications, improvements or enhancements to, any of the foregoing.

“Disability,” for any Participant, (a) in the case where there is no employment, consulting or similar agreement in effect between the Company or a Subsidiary and the Participant as of the Participant’s Termination Date (or where there is such an agreement but it does not define “disability”), means such Participant’s eligibility to receive disability benefits under the Company’s or its Subsidiary’s long-term disability plan or the inability of such Participant, as determined by the Board, to perform the essential functions of the Participant’s regular duties and responsibilities, with or without reasonable accommodation, due to a medically determinable physical or mental illness which has lasted (or can reasonably be expected to last) for a period of six (6) consecutive months; or (b) in the case where there is an employment, consulting or similar agreement in effect between the Company or a Subsidiary and the Participant as of the Participant’s Termination Date that defines “disability,” “disability” as defined under such agreement.

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, or any successor statute thereto, and the rules and regulations promulgated thereunder.

“Fair Market Value,” or “FMV,” means: (a) if the Common Stock is listed on any established stock exchange, national market system or quoted or traded on any automated quotation system, including, without limitation, the Nasdaq Global Select Market, the Nasdaq Global Market or the Nasdaq Capital Market of The Nasdaq Stock Market, the closing sales price for a share of Common Stock (or the closing bid, if no sales were reported) as quoted on such exchange or system on that trading day, as reported in The Wall Street Journal or such other source as the Board deems reliable; (b) if the Common Stock is not listed on an established stock exchange, national market system or automated quotation system, but the Common Stock is regularly quoted by a recognized securities dealer, the mean of the high bid and low asked prices for such date, or if no high bids and low asks were reported on such date, the high bid and low asked prices for a share of Common Stock on the last preceding date such bids and asks were reported, as reported in The Wall Street Journal or such other source as the Board deems reliable; and (c) in the absence of an established market for the Common Stock, the value determined in good faith by the Board..

“Initial Public Offering,” or “IPO,” means the initial underwritten Public Offering consummated by the Company that results in the shares of the Common Stock that are sold in such Public Offering being listed on the NASDAQ Stock Market.

“Material Contact” means, with respect to any Participant, contact between such Participant and a customer or referral source of the Company Group (a) with whom or which such Participant has or had dealings on behalf of the Company Group; (b) whose dealings with the Company Group are or were coordinated or supervised by such Participant; (c) about whom such Participant obtains Confidential Information in the ordinary course of business as a result of his or her employment and/or service with the Company Group; or (d) who receives products or services of the Company Group, the sale or provision of which results or resulted in compensation, commissions, or earnings for such Participant within the two (2) years prior to such Participant’s Termination Date.

“Options” means options granted pursuant to Article IV.

“Permitted Transferee” has the meaning set forth in the Stockholders Agreement.

“Person” means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

“Public Offering” means any sale of the Company’s Common Stock by the Company to the public pursuant to an offering registered under the Securities Act.

“Restricted Lines of Business” means, with respect to any Participant, (a) in the case where there is no employment, consulting or similar agreement in effect between the Company or a Subsidiary and the Participant as of the Participant’s Termination Date (or where there is such an agreement but it does not define “restricted lines of business”), all of the business lines that the Company Group was operating or actively considering as of the Participant’s Termination Date; or (b) in the case where there is an employment, consulting or similar agreement in effect between the Company or a Subsidiary and the Participant as of the date of the conduct in question or as of the Participant’s Termination Date that defines “restricted lines of business”, “restricted lines of business” as defined under such agreement. If the conduct in question occurs during the Participant’s employment with the Company Group and there is no employment, consulting or similar agreement in effect between the Company or a Subsidiary and the Participant (or where there is such an agreement but it does not define “restricted lines of business”), “Restricted Lines of Business” shall mean all of the business lines that the Company Group was operating or actively considering as of the date of the conduct in question.

“Restricted Period” means, with respect to any Participant, (a) in the case where there is no employment, consulting or similar agreement in effect between the Company or a Subsidiary and the Participant as of the Participant’s Termination Date (or where there is such an agreement but it does not define “restricted period”), the period of such Participant’s employment and/or service with the Company and its Subsidiaries, plus the period commencing on the Participant’s Termination Date and expiring on the later of (i) one (1) year after such Participant’s Termination Date, and (ii) the length of time, if any, during which such Participant receives (or is eligible to receive, where such Participant declines or otherwise takes action to reject), in connection with such Participant’s termination, severance benefits or other similar payments (other than payments in respect of the repurchase of equity interests in the Company) from the Company or its Subsidiaries pursuant to an agreement with such Participant, the severance policies of the Company or its Subsidiaries then in effect on the Participant’s Termination Date, at the election of the Company or any of its Subsidiaries or otherwise (or the length of time, in terms of compensation, used to determine the amount of such Participant’s severance benefits in the event such severance benefits are payable in a lump sum or on a schedule different than such length of time); or (b) in the case where there is an employment, consulting or similar agreement in effect between the Company or a Subsidiary and the Participant as of the Participant’s Termination Date that defines “restricted period”, “restricted period” as defined under such agreement.

“Restricted Territory” means, with respect to any Participant, (a) in the case where there is no employment, consulting or similar agreement in effect between the Company or a Subsidiary and the Participant as of the Participant’s Termination Date (or where there is such an agreement but it does not define “restricted territory”), the area that is within the United States and within a one hundred (100)-mile radius of each location where the Company Group conducts business as of such Participant’s Termination Date (if the conduct occurs after the Participant’s Termination Date) or the date of the conduct in question (if the conduct occurs during the employment or service period); or (b) in the case where there is an employment, consulting or similar agreement in effect between the Company or a Subsidiary and the Participant as of the Participant’s Termination Date that defines “restricted territory”, “restricted territory” as defined under such agreement.

“Sale of the Company” means any transaction or series of transactions pursuant to which any Independent Third Party or group of Independent Third Parties in the aggregate acquires (a) Company Capital Stock or Capital Stock of the surviving entity in a merger involving the Company, in each case, entitled to vote (other than voting rights accruing only in the event of a default, breach, event of noncompliance or other contingency) to elect directors or managers with a majority of the voting power of the Company’s or the surviving entity’s board of directors or managers (whether by merger, consolidation, reorganization, combination, sale or transfer of Company Capital Stock) or (b) all or substantially all of the Company’s assets determined on a consolidated basis; provided that a Public Offering shall not constitute a Sale of the Company. “Capital Stock,” “Company Capital Stock,” and “Independent Third Party” have the meanings ascribed to such terms in the Stockholder Agreement.

“Securities Act” means the Securities Act of 1933, as amended from time to time, or any successor federal law then in force, together with all rules and regulations promulgated thereunder.

“Sponsors” means the Bain Sponsors and the Whitney Sponsors (as such terms are defined in the Stockholders Agreement).

“Stockholders Agreement” means the Amended and Restated Stockholders Agreement, dated as of [    ], 2021, by and among the Company, the Sponsors and certain other stockholders of the Company, as the same may be amended from time to time.

“Subsidiary” means any corporation, partnership, limited liability company or other entity in which the Company owns, directly or indirectly, stock or other equity securities or interests possessing 50% or more of the total combined voting power of such entity.

“Termination Date” means (a) if the Participant is an employee at the time of the grant of an Award hereunder, the date of the Participant’s termination of employment with the Company and its Subsidiaries for any or no reason, and (b) if the Participant is a non-employee director or consultant at the time of the grant of an Award hereunder, the Participant’s termination of service with the Company and its Subsidiaries for any or no reason, in each case, regardless of whether the termination date is selected by agreement with the Company or unilaterally by the Company or any of its Subsidiaries (as applicable) and whether advance notice is or is not given to the Participant. No period of notice that is or ought to have been given under applicable law in respect of the termination of employment or service will be taken into account in determining entitlement under the Plan. Furthermore, a Participant who goes on a leave of absence approved by the

Company or one of its Subsidiaries or specifically authorized by applicable law shall not be deemed to have ceased the Participant’s employment or service with the Company and its Subsidiaries during the period of such leave; provided that the time vesting of such Participant’s Options under Section 4.3(a) and the time vesting of such Participant’s RSUs granted under Article VI shall be suspended during the period of such leave, except to the extent such suspension is prohibited by applicable law.

“Transfer” means any direct or indirect sale, transfer, assignment, pledge, encumbrance or other disposition (whether with or without consideration and whether voluntary, involuntary or by operation of law, including to the Company or any of its Subsidiaries) of any interest.

“Work Product” means, for any Participant, Developments conceived, developed, designed, made, invented, authored, contributed to or reduced to practice by such Participant while employed by, or providing services to, the Company or any of its Subsidiaries.

ARTICLE III

AWARDS AND ELIGIBILITY

3.1 Awards. Awards under the Plan shall be granted in the form of non-qualified stock options as described in Article IV or restricted stock units as described in Article VI. For the avoidance of doubt, no Option shall be an incentive stock option within the meaning of Section 422(a) of the Code or any successor provision. Each Award shall be evidenced by a written Award Agreement containing such restrictions, terms, and conditions, if any, as the Board may require; provided that, except as otherwise expressly provided in an Award Agreement, if there is any conflict between any provision of the Plan and an Award Agreement, the provisions of the Plan shall govern.

3.2 Maximum Shares Available. An aggregate of no more than 798,438.5679 shares of Common Stock shall be reserved for issuance with respect to Options and 15,000.0000 shares of Common Stock shall be reserved for issuance with respect to Deferred RSUs. All Awards shall be subject to adjustment by the Board as follows. In the event of any reorganization, recapitalization, stock split, stock dividend, combination of shares, merger, consolidation or similar change affecting the Common Stock, the Board shall make such changes in the number and type of equity securities covered by outstanding Awards and the terms thereof as the Board determines are necessary to prevent dilution or enlargement of rights of the Participants under the Plan. Without limiting the generality of the foregoing, in the event of any such transaction, the Board shall have the power to make such changes as it deems appropriate in the number and type of shares covered by outstanding Awards, the prices specified therein, and the securities or other property to be received upon exercise or settlement (which may include providing for cash payment (or no consideration) in exchange for cancellation of outstanding Awards). If any Awards expire unexercised or unpaid or are canceled, terminated or forfeited in any manner without the issuance of Common Stock or payment thereunder, the shares with respect to which such Awards were granted shall again be available under the Plan, subject to the foregoing maximum amounts. Shares of Common Stock to be issued upon exercise or settlement of Awards may be either authorized and unissued shares, treasury shares or a combination thereof, as the Board shall determine.

3.3 Eligibility. The Compensation Committee of the Board (the “Committee”) may, from time to time, select the individuals who shall be eligible to participate in the Plan and the Awards to be made to each such Participant. The Committee may consider any factors it deems relevant in selecting the Participants and in making Awards to such Participants. The Committee’s determinations under the Plan (including determinations of which persons are to receive Awards and in what amount) need not be uniform and may be made by it selectively among persons who are eligible to receive Awards under the Plan.

3.4 No Right to Continued Employment or Service. Nothing in the Plan or in any Award Agreement, as applicable, shall confer on any Participant any right to continue in the employment of, or to continue to provide services to, the Company or its Subsidiaries or interfere in any way with the right of the Company or its Subsidiaries to terminate such Participant’s employment or service at any time for any or no reason or to change any terms of such Participant’s employment or service (including the rate of compensation).

3.5 Return of Prior Awards. The Committee shall have the right, at its discretion, to require the Participants to return to the Company Awards previously granted to them under the Plan in exchange for new Awards; provided that, no Participant shall be required, without such Participant’s prior written consent, to return any Award if the new Award is to be made on terms less favorable to such Participant than the Award to be returned. Subject to the provisions of the Plan, such new Awards shall be upon such terms and conditions as are specified by the Board at the time the new Awards are made.

3.6 Securities Laws. The Plan has been instituted by the Company to provide certain compensatory incentives to the Participants and is intended to qualify for an exemption from the registration requirements under (a) the Securities Act pursuant to Rule 701 promulgated under the Securities Act and (b) applicable state securities laws.

ARTICLE IV

OPTIONS

4.1 Options. The Board shall have the right and power to grant to any Participant, at any time prior to the termination of the Plan, Options in such quantity, at such price, on such terms and subject to such conditions as are consistent with the Plan and established by the Board. Options granted under the Plan shall be in the form described in this Article IV, or in such other form or forms as the Board may determine, and shall be subject to such additional terms and conditions and evidenced by Award Agreements, as shall be determined from time to time by the Board.

4.2 Exercise Price. Options granted under the Plan at the time of the original adoption of the Plan had an exercise price equal to the greater of (a) the per share cash consideration paid by the Sponsors for Class A Common Stock in the Company, par value $0.01 per share (the “Closing Price”), and (b) the grant date Fair Market Value of a share of Common Stock; provided that Accelerator Options (as defined below) had an exercise price equal to two (2) times the Closing Price (and in no event less than the grant date Fair Market Value of a share of Common Stock). Subsequent grants have an exercise price equal to or greater than the grant date Fair Market Value of a share of Common Stock; provided that Accelerator Options (as defined below) have an exercise price equal to two (2) times the grant date Fair Market Value of a share of Common Stock.

4.3 Vesting of Options. Unless otherwise set forth in an Award Agreement, all Options shall be subject to vesting in accordance with the provisions of this Section 4.3. In addition to the other requirements set forth in this Section 4.3, unless otherwise set forth in an Award Agreement, Options shall vest only so long as a Participant remains employed by (in the case of a grant of Options to a Participant who is an employee of the Company or its Subsidiaries as of the grant date) or provides services to (in the case of a grant of Options to a Participant who is not an employee of, but rather is a director or consultant of, the Company or its Subsidiaries as of the grant date) the Company or one of its Subsidiaries from the grant date through the applicable vesting date. Options shall be exercisable only to the extent that they are vested. Unless otherwise set forth in an Award Agreement, (1) Awards of Options may be divided into up to three tranches; (2) each tranche shall be exercisable for the number of shares of Common Stock set forth in the Award Agreement; and (3) the three possible tranches shall be referred to hereunder as: “Time-Vesting Options,” “Performance-Vesting Options,” and “Accelerator Options”.

(a) Time-Vesting Options.

(i) General. The Time-Vesting Options will be subject to time vesting only and will vest in equal twenty percent (20%) installments on each of the first five (5) anniversaries of the grant date, such that all Time-Vesting Options will be vested as of the fifth (5th) anniversary of the grant date (the “Time-Vesting Schedule”).

(ii) Death or Disability. Upon termination of a Participant’s employment due to death or Disability, an additional forty percent (40%) of the Time-Vesting Options will vest; provided that no more than one hundred (100%) of the Time-Vesting Options will vest as a result of this additional vesting.

(iii) Sale of the Company. Notwithstanding the foregoing Time-Vesting Schedule, all Time-Vesting Options will fully vest immediately prior to the consummation of a Sale of the Company. For the avoidance of doubt, no accelerated vesting will occur pursuant to this Section 4.3(a)(iii) absent the consummation of such Sale of the Company.

(iv) IPO. An IPO of the Company or any of its Subsidiaries or any successor to any of them will not result in any accelerated vesting of the Time-Vesting Options, and all Time-Vesting Options will continue to vest according to the Time-Vesting Schedule.

(b) Performance-Vesting Options. The Performance-Vesting Options shall be subject to performance vesting and will only be deemed fully vested when they have vested in accordance with the terms hereof.

(i) General. The Performance-Vesting Options will vest based upon achievement of the VWAP Price (as defined below) thresholds set forth below. For the avoidance of doubt, no more than one hundred percent (100%) of the Performance-Vesting Options will vest.

(ii) VWAP Vesting. The Performance-Vesting Options will vest if the volume weighted average price per share of Common Stock, as quoted on the NASDAQ Stock Market or other applicable exchange or system (the “VWAP Average Price”), meets or exceeds, during any consecutive ninety (90)-day period (each, a “VWAP Period”) commencing on or after the nine (9)-month anniversary of the IPO, the following thresholds. For the avoidance of doubt, the first date on which the Performance-Vesting Options are eligible to vest under this Section 4.3(b)(ii) is the twelve (12)-month anniversary of the IPO, and the VWAP Average Price will be calculated by dividing the aggregate sale price of all shares of Common Stock sold during the VWAP Period by the total number of shares of Common Stock sold during the VWAP Period. A designated percentage of the Performance-Vesting Options will vest upon achievement of the designated VWAP Average Price thresholds for the applicable VWAP Period, as follows: (A) 2.0x Performance-Vesting Options (50% of the Performance-Vesting Options): one hundred percent (100%) of the 2.0x Performance-Vesting Options will vest as of the last day of a VWAP Period, if the VWAP Average Price during such VWAP Period equals or exceeds $[ ]; and (B) 2.5x-3.0x Performance-Vesting Options (50% of the Performance-Vesting Options): the 2.5x-3.0x Performance-Vesting Options will vest as of the last day of a VWAP Period on a straight-line basis based upon the achievement of a VWAP Average Price during such VWAP Period between $[ ] and $[ ], with zero percent (0%) vesting if the VWAP Average Price is below $[ ] and one hundred percent (100%) vesting if the VWAP Average Price equals or exceeds $[ ]. For the avoidance of doubt, no Performance-Vesting Options will vest under this Section 4.3(b)(ii) if the VWAP Average Price for an applicable VWAP Period is less than $[ ].

(iii) Determination of Vesting. The Board shall determine in its good faith discretion whether the relevant thresholds have been satisfied.

(iv) IPO. For the avoidance of doubt, any Performance-Vesting Options that are unvested as of the consummation of an IPO will continue to performance vest following an IPO in accordance with Section 4.3(b).

(c) Accelerator Options. The Accelerator Options will be subject to time vesting and will vest according to the Time-Vesting Schedule, including with respect to the accelerated time vesting provisions applicable upon the consummation of a Sale of the Company.

ARTICLE V

OPTION EXPIRATION AND EXERCISE

5.1 Expiration.

(a) Expiration of Term. All Options granted under the Plan shall expire at the close of business in the time zone of the Company’s headquarters on the tenth (10th) anniversary of the date of grant to the Participant of such Options (with respect to such Options, the “Term”), subject to earlier expiration as provided in this Article V.

(b) Expiration on Termination. Except as otherwise set forth in an Award Agreement, the portion of such Participant’s Options that have not fully vested as of the Participant’s Termination Date shall automatically expire at such time without consideration.

(c) Sale of the Company. Any Performance-Vesting Options that will not vest (or have not vested) upon or prior to the consummation of a Sale of the Company shall terminate and be canceled immediately before such Sale of the Company.

5.2 Exercise on Termination. Except as otherwise set forth in an Award Agreement, the portion of a Participant’s Options that have vested as of such Participant’s Termination Date shall expire upon, the earlier to occur of: (a) the end of their Term and (b) (i) ninety (90) days after the Termination Date, if a Participant is terminated without Cause or if the Participant resigns for any or no reason (other than under circumstances where the Board determines that Cause exists), (ii) one (1) year after the Termination Date, if a Participant is terminated due to death or due to Disability, (iii) immediately upon termination if a Participant is terminated for Cause or if a Participant resigns under circumstances where the Board determines that Cause exists, and (iv) immediately upon a Participant’s breach of any of the provisions contained in Article XI or any other non-competition or other restrictive covenant benefiting the Company or its Subsidiaries.

5.3 Procedure for Exercise. At any time after all or any portion of a Participant’s Options have fully vested and prior to their expiration, a Participant may exercise all or any portion (but not less than 10%) of such Options by (a) delivering written notice of exercise to the Company specifically identifying the particular Options to be exercised (an “Exercise Notice”), together with a written acknowledgment to each of the items set forth in Section 7.1 (including that such Participant has read and has been afforded an opportunity to ask questions of the management of the Company or its Subsidiaries regarding all financial and other information provided to such Participant regarding the Company or its Subsidiaries), (b) paying the applicable exercise price for such Options in connection with this Section 5.3 and the applicable Award Agreement and (c) delivering an executed joinder to the Stockholders Agreement in accordance with Article VIII below and such other representations and agreements (including any lock-up agreement) as the Company may deem necessary or advisable in connection with the exercise of such Options. Unless otherwise provided in an Award Agreement, payment by the Participant in connection with any exercise shall be (i) made by a check payable to the Company or a wire transfer of immediately available funds of the amount equal to the product of the exercise price multiplied by the number of shares of Award Stock to be acquired (the “Exercise Price Payment”), and the amount of any additional federal and state income taxes or any income taxes or employee’s social security contributions arising in any jurisdiction outside the United States required to be withheld (or accounted for to appropriate revenue authorities by the Participant’s employer) by reason of the exercise of the Options (the “Tax Payment,” which amount shall be calculated by the Company and provided to the Participant promptly following delivery of an Exercise Notice, and which shall be subject to later adjustment by the Company (with a corresponding payment by or refund to the Participant) in the event that any such adjustment is required), and (ii) due in full from the Participant at the same time as delivery of the Exercise Notice (with the portion representing taxes or contributions due within ten (10) business days of the date on which the Company informs the Participant in writing of the amount of such items pursuant to the provisions of this Section 5.3). For United States federal income tax purposes, the Company intends to treat Options as exercised at the time the Company issues the applicable Award Stock to the Participant. Notwithstanding anything to the contrary in the foregoing, each Participant shall be permitted to pay the Exercise Price Payment with respect to his or her Options by way of a cashless exercise, and the Board may permit, in its sole discretion, for a Participant to pay the Tax Payment with respect to his or her Options by way of a cashless exercise. Such cashless exercise shall be effectuated by the Company withholding from delivery to the Participant the number of shares of Common Stock that have an aggregate Fair Market Value, determined as of the date of exercise, equal to the Exercise Price Payment and/or the Tax Payment (as applicable).

ARTICLE VI

DEFERRED RESTRICTED STOCK UNITS

6.1 Deferred RSUs. The Board shall have the right and power to grant to any Participant, at any time prior to the termination of the Plan, Deferred RSUs in such quantity, at such price, on such terms and subject to such conditions as are consistent with the Plan and established by the Board. Deferred RSUs granted under the Plan shall be in the form described in this Article VI, or in such other form or forms as the Board may determine, and shall be subject to such additional terms and conditions and evidenced by Award Agreements, as shall be determined from time to time by the Board.

6.2 Vesting. Except as otherwise set forth in the applicable Award Agreement, all of a Participant’s Deferred RSUs shall be fully vested as of the grant date.

6.3 Settlement. Within sixty (60) days following the first to occur between (a) a Sale of the Company (provided that such Sale of the Company also constitutes a “change in control event” under Section 409A of the Code and the regulations promulgated thereunder) and (b) the Participant’s Termination Date (provided that such Termination Date also constitutes a “separation from service” under Section 409A of the Code and the regulations promulgated thereunder) (as applicable, the “Settlement Date”), the Participant shall receive the number of shares of Common Stock that corresponds to the number of Deferred RSUs then-outstanding, provided that, prior to the end of such sixty (60)-day period, the Participant has fulfilled all of the conditions to the settlement of such Deferred RSUs established by the Company (which conditions include (a) if the Participant is not already a party to the Stockholders Agreement as of the settlement of such Deferred RSUs, the Participant delivering an executed joinder to the Stockholders Agreement in accordance with Article VIII below and (b) executing such other representations and agreements (including any lock-up agreement) as the Company may from time to time deem to be necessary or advisable in connection with the settlement of Deferred RSUs). If the Participant has not satisfied all of the conditions to settling the Participant’s Deferred RSUs within sixty (60) days following the Settlement Date, Award Stock will not be issued to the Participant and such Deferred RSUs will be forfeited with no consideration due. Notwithstanding anything to the contrary herein, if the applicable sixty (60)-day period referred to herein spans, or could reasonably be expected to span, two calendar years, then any settlement of such Deferred RSUs required to be made under this Section 6.3 shall be made in the later calendar year.

ARTICLE VII

GENERAL PROVISIONS

7.1 Representations on Exercise or Settlement. In connection with any exercise or settlement of any Award and the issuance of Award Stock thereunder (other than pursuant to an effective registration statement under the Securities Act), the Participant shall, by the act of delivering the Exercise Notice or by the act of receiving Award Stock upon settlement of an Award (as applicable and without any further action on the part of the Participant), represent and warrant to the Company that, as of the time of such exercise or settlement, the Participant:

(a) has such knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks of the Participant’s investment in the Award Stock, and the Participant is able to bear the economic risk of the investment in the Award Stock for an indefinite period of time because the Award Stock is subject to the transfer restrictions contained in the Stockholders Agreement and has not been registered under the Securities Act or the securities laws of any state or other jurisdiction or foreign nation and, therefore, cannot be resold, pledged, assigned or otherwise disposed of, unless they are subsequently registered under the Securities Act and under the applicable securities laws of certain states or foreign nations or unless an exemption from such registration is available;

(b) is or was an officer, director, employee, consultant or advisor of the Company or one of its Subsidiaries and, in connection with such employment or service, has obtained adequate information regarding the Company in order to make informed decisions regarding the acquisition and holding of Award Stock;

(c) has had an opportunity to ask questions and receive answers concerning the terms and conditions of the offering of the Award Stock to be acquired by the Participant hereunder and has had full access and the opportunity to review such other information concerning the Company as the Participant may have requested in making the Participant’s decision to invest in the Award Stock being issued hereunder;

(d) acknowledges that the Award Stock is subject to the restrictions described herein and in the Stockholders Agreement, and the Participant has received and reviewed a copy of the Stockholders Agreement;

(e) acknowledges that any certificate representing the Award Stock shall include such legend(s) as are set forth in the Stockholders Agreement;

(f) has relied on the advice of, or has consulted with, only the Participant’s own legal, financial and tax advisors, and the determination of the Participant to acquire the Award Stock pursuant to the Plan has been made by the Participant independent of any statements or opinions as to the advisability of such acquisition or as to the properties, business, prospects or condition (financial or otherwise) of the Company and its Subsidiaries which may have been made or given by any other Person or by any agent or employee of such Person, and independent of the fact that any other Person has decided to become a stockholder of the Company; and

(g) acknowledges that the Company will rely upon the accuracy and truth of the foregoing representations in this Section 7.1 and hereby consents to such reliance.

In connection with any exercise or settlement of any Award (or any portion thereof), the Participant shall make such additional customary investment representations as the Company may require and the Participant shall execute such documents necessary for the Company to perfect exemptions from registration under federal and state securities laws as the Company may reasonably request.

7.2 Non-Transferability.

(a) All Awards are personal to a Participant and are not Transferable by such Participant, other than by will or pursuant to applicable laws of descent and distribution; provided that no such Transfer by will or pursuant to applicable laws of descent and distribution shall be effective until the later of (i) twenty (20) days following the date that the Company receives written notice of such Transfer and (ii) unless otherwise agreed by the Board, the Company’s receipt of a written certification from each transferee stating that such Person is a “citizen of the United States” in accordance with 49 U.S.C. §§ 40102(a)(15) and 41102. Only a Participant, or the Participant’s estate, personal representatives or heirs are entitled to exercise any Option. All Award Stock issued pursuant to the exercise or settlement of any Award shall not be Transferable except as permitted pursuant to the terms of the Stockholders Agreement. Any attempted Transfer of Awards or Award Stock issued upon exercise or settlement thereof which is not specifically permitted under the Plan or the Stockholders Agreement shall be null and void.

(b) No Participant shall make any Transfer prohibited by this Section 7.2 either directly or indirectly. Any Transfer or attempted Transfer in violation of this Section 7.2 shall be null and void.

(c) The Company shall issue, in the name of each Participant to whom Award Stock has been granted or sold, stock certificates representing the total number of shares of Award Stock granted or sold to such Participant, as soon as reasonably practicable after such grant or sale and deliver copies thereof.

7.3 Rights as a Stockholder. A Participant holding an Award shall have no rights as a stockholder with respect to any shares of Award Stock issuable upon exercise or settlement thereof until such Participant has satisfied all conditions to such exercise or settlement, including having delivered a joinder to the Stockholders Agreement in accordance with Article VIII below.

7.4 Sale of the Company.

(a) Notwithstanding anything to the contrary contained herein, subject to Section 5.1(c), immediately prior to the consummation of a Sale of the Company, the Board may (in its sole discretion), with respect to any or all of the Options that are outstanding and vested at such time, take any of the following actions (consistent with the requirements of Section 409A of the Code) with respect to the Options: (i) provide for the assumption, substitution or continuation of such vested Options, (ii) if the Fair Market Value of the underlying Award Stock as of the consummation of the Sale of the Company exceeds the exercise price associated with such vested Options, cash out all or any portion of such vested Options in exchange for the Aggregate Spread, and (iii) if the Fair Market Value of the underlying Award Stock as of the consummation of the Sale of the Company is less than the exercise price associated with such vested Options, unilaterally terminate all or any portion of such vested Options for no consideration. All Options that are not assumed, substituted or continued will be terminated upon the consummation of a Sale of the Company.

(b) Notwithstanding anything to the contrary contained herein, immediately prior to the consummation of a Sale of the Company, the Board may (in its sole discretion), with respect to any or all of the RSUs that are outstanding and vested but not yet settled in accordance with Section 6.3 at such time, take any of the following actions (consistent with the requirements of Section 409A of the Code) with respect to the RSUs: (i) issue the underlying Award Stock or (ii) cash out all or any portion of such vested RSUs in exchange for the Fair Market Value of the underlying Award Stock as of the consummation of the Sale of the Company.

(c) Participants will (i) be required to execute any definitive transaction documents in connection with any Sale of the Company at the request of the Company or its Subsidiaries or Affiliates, the Sponsors, or any of their collective successors and (ii) vote for (to the extent entitled to vote), at a stockholders meeting or by written consent, and shall consent to, participate in and raise no objections against, the Sale of the Company and the process by which such Sale of the Company is arranged.

ARTICLE VIII

JOINDERS

Receipt of any Award shall constitute agreement by the Participant receiving such Award to be bound by all of the terms and conditions of the Stockholders Agreement, including with respect to the Award Stock, or any other Company Capital Stock, issuable to or held by such Participant. In furtherance thereof, upon the receipt of any Award Stock, and without any further required action of the Participant, the Company or any other Person, the Participant shall automatically become a party to the Stockholders Agreement as an Executive (and subject to the corresponding restrictions), and the Participant shall execute a joinder to the Stockholders Agreement. All of the terms of the Stockholders Agreement are incorporated herein by reference.

ARTICLE IX

RESERVED

ARTICLE X

COMPLIANCE WITH LAWS

Each Award, and the issuance of any Award Stock pursuant to an Award, shall be subject to the requirement that if at any time the Board shall determine, in its discretion, that the listing, registration or qualification of the shares subject to such Award upon any securities exchange or under any state or federal securities or other law or regulation or the consent or approval of any governmental regulatory body is necessary or desirable as a condition to or in connection with the granting of such Award or the issuance or purchase of shares thereunder, no such Award may be exercised or settled in Common Stock, in whole or in part, unless such listing, registration, qualification, consent or approval (a “Required Listing”) shall have been effected or obtained. In connection with any Required Listing, the holder of the Award will supply the Company with such certificates, representations and information as the Company shall request which are reasonably necessary or desirable in order for the Company to obtain such Required Listing, and shall otherwise cooperate with the Company in obtaining such Required Listing. In the case of officers and other persons subject to Section 16(b) of the Exchange Act, the Board may at any time impose any limitations upon the exercise or settlement of an Award which, in the Board’s discretion, are necessary or desirable in order to comply with Section 16(b) of the Exchange Act and the rules and regulations thereunder. If the Company, as part of an offering of securities or otherwise, finds it desirable because of federal or state regulatory requirements to reduce the period during which any Awards may be exercised or settled, the Board may, in its discretion and without the consent of the holders of any such Awards, so reduce such period on not less than ten (10) days’ written notice to the holders thereof.

ARTICLE XI

RESTRICTIVE COVENANTS

The Company and its Subsidiaries operate in a highly sensitive and competitive commercial environment. As part of the Participant’s employment and/or service with the Company and/or its Subsidiaries, the Participant will be exposed to highly confidential and sensitive information regarding the Company’s and its Subsidiaries’ business operations, including corporate strategy, pricing and other market information, know-how, trade secrets, and valuable customer, supplier, strategic partner, licensee, licensor, lessor, regulatory and employee relationships. It is critical that the Company take all necessary steps to safeguard its legitimate protectable interests in such information and to prevent any of its competitors or any other persons from obtaining any such information. Therefore, as consideration for the Company’s agreement to award Awards to a Participant, each Participant agrees to be bound by all of the provisions of this Article XI; provided that the provisions of Sections 11.2 through 11.6 shall not apply to a Participant who is serving the Company Group exclusively as a non-employee director of the Company Group at the time of receipt of an Award.

11.1 Confidentiality. Each Participant agrees that he or she shall not, directly or indirectly, use any Confidential Information on his or her own behalf or on behalf of any person or entity other than Company Group, or reveal, divulge, or disclose any Confidential Information to any person or entity not expressly authorized by the Company to receive such Confidential Information. This obligation shall remain in effect for as long as the information or materials in question retain their status as Confidential Information. Each Participant further agrees that he or she shall reasonably cooperate with the Company Group in maintaining the Confidential Information to the extent permitted by law. Anything herein to the contrary notwithstanding, a Participant shall not be restricted from disclosing information that is required to be disclosed by law, court order, in a proceeding to enforce the terms of the Plan, or other valid and appropriate legal process; provided, however, that in the event such disclosure is required by law, the Participant shall provide the Company with prompt notice of such requirement so that the Company may seek an appropriate protective order prior to any such required disclosure by the Participant.

(a) Nothing in the Plan or any Award Agreement shall prohibit or restrict the Company, the Company’s Affiliates, the Participants or their respective attorneys from: (i) making any disclosure of relevant and necessary information or documents in any action, investigation, or proceeding relating to the Plan or any Award made hereunder, or as required by law or legal process, including with respect to possible violations of law; (ii) participating, cooperating, or testifying in any action, investigation, or proceeding with, or providing information to, any governmental agency or legislative body, any self-regulatory organization, and/or pursuant to the Sarbanes-Oxley Act; or (iii) accepting any U.S. Securities and Exchange Commission awards. In addition, nothing in the Plan or any Award Agreement prohibits or restricts the Company, the Company’s Affiliates or the Participants from initiating communications with, or responding to any inquiry from, any regulatory or supervisory authority regarding any good faith concerns about possible violations of law or regulation.

(b) Pursuant to 18 U.S.C. § 1833(b), a Participant will not be held criminally or civilly liable under any Federal or State trade secret law for the disclosure of a trade secret of the Company or its Affiliates that (i) is made (A) in confidence to a Federal, State, or local government official, either directly or indirectly, or to the Participant’s attorney and (B) solely for the purpose of reporting or investigating a suspected violation of law; or (ii) is made in a complaint or other document that is filed under seal in a lawsuit or other proceeding. If a Participant files a lawsuit for retaliation by the Company for reporting a suspected violation of law, the Participant may disclose the trade secret to the Participant’s attorney and use the trade secret information in the court proceeding, if the Participant files any document containing the trade secret under seal and does not disclose the trade secret except under court order. Nothing in the Plan or any Award Agreement is intended to conflict with 18 U.S.C. § 1833(b) or create liability for disclosures of trade secrets that are expressly allowed by such section.

11.2 Assignment of Inventions. Any copyrightable work falling within the definition of Work Product shall be deemed a “work-made-for-hire” under the copyright laws of the United States (17 U.S.C. 101 et seq.), and ownership of all rights therein shall vest in the Company or its Subsidiaries, as applicable, from the moment of fixation. In the event that any Work Product is deemed not to be a “work-made-for-hire,” or if other rights may at any time be embodied in any Work Product, the Participant hereby assigns and transfers, and agrees to assign and transfer to the Company and its legal successors and assigns, the entire right, title, and interest in and to such Work Product. The Participant hereby waives, to the extent permitted by applicable law, all “moral rights” the Participant has in and to the Work Product. The Participant will promptly disclose any Work Product as may be susceptible of such manner of communication to the Company and perform all actions reasonably requested by the Company (whether before or after the Participant’s Termination Date) to establish and confirm such ownership (including, without limitation, the execution and delivery of assignments, affidavits, declarations, oaths, exhibits, consents, powers of attorney and other instruments and documentation) and to provide reasonable assistance to the Company or any of its Subsidiaries in connection with the application and prosecution of any applications for any intellectual property rights or reissues thereof or in the prosecution or defense of interferences relating to any Work Product. Should the Company be unable to secure the Participant’s signature on any document necessary to apply for, prosecute, obtain, or enforce any patent, copyright, or other right or protection relating to any Work Product, whether due to the Participant’s mental or physical incapacity or any other cause, the Participant hereby irrevocably designates and appoints the Company and each of its duly authorized officers and agents as the Participant’s agent and attorney in fact, to act for and in the Participant’s behalf and stead, to execute and file any such document, and to do all other lawfully permitted acts to further the prosecution, issuance, and enforcement of patents, copyrights, or other rights or protections with the same force and effect as if executed and delivered by the Participant.

11.3 Notice of Statutory Exception. Notwithstanding anything to the contrary contained in the Plan, Work Product shall not include any invention developed entirely on the Participant’s own time without using any equipment, supplies, facilities, or trade secrets of the Company or any of its Subsidiaries, unless such invention (a) relates at the time of conception or reduction to practice to the business of the Company or its Subsidiaries or its and actual or demonstrably anticipated research or development of the Company or its Subsidiaries, or (b) results from any work performed by the Participant for Company or any of its Subsidiaries.

11.4 Non-Competition. During the Restricted Period, a Participant will not, directly or indirectly, on his or her own behalf or on behalf of another, (a) carry on or engage in one or more of the Restricted Lines of Business within the Restricted Territory or (b) own, manage, operate, join, control or participate in the ownership, management, operation or control, of any business, whether in corporate, proprietorship or partnership form or otherwise where such business is engaged in one or more of the Restricted Lines of Business within the Restricted Territory. Notwithstanding the foregoing, this Section 11.4 shall not restrict a Participant from passively investing in or holding up to two percent (2%) of the equity securities of an entity engaged in the Restricted Lines of Business, which securities are publicly traded.

11.5 Nonsolicitation of Employees and Contractors. During the Restricted Period, a Participant will not, directly or indirectly, on his or her own behalf or on behalf of any other person or entity, solicit for employment or services, or encourage or attempt to persuade any employee or contractor of any member of the Company Group to terminate or otherwise modify his or her employment or service with such member of the Company Group; provided, that the foregoing shall not limit the Participant’s right to participate in job fairs or to place advertisements not directed solely at the employees or contractors of members of the Company Group. An employee or contractor of any member of the Company Group shall be deemed covered by this Section 11.5 while such employee or contractor is employed or retained by such member of the Company Group and for a period of six (6) months after the termination of such employee’s or contractor’s employment or service with such member of the Company Group.

11.6 Nonsolicitation of Customers and Referral Sources. During the Restricted Period, a Participant will not, directly or indirectly, on his or her own behalf or on behalf of any other person or entity, (a) solicit any business related to the Restricted Lines of Business or (b) solicit any customer or referral source of any member of the Company Group to terminate or modify to such member of the Company Group’s disadvantage such customer’s or referral source’s business relationship with such member of the Company Group. This covenant is limited to customers and referral sources (i) that are located or otherwise conduct business in the Restricted Territory (as defined below) or (ii) with whom or which the Participant has had Material Contact on behalf of the Company Group during his or her employment and/or service with the Company. As to “customers,” this covenant is limited to solicitations in which a Participant offers products or services that are competitive with those offered by any member of the Company Group at the time of termination of employment or service. As to “referral sources,” this covenant is limited to solicitation for the purpose of obtaining referrals of the same type as referrals a member of the Company Group would seek from the referral source at the time of termination of employment or service.

11.7 Non-Disparagement. A Participant shall not make or solicit or encourage others to make or solicit directly or indirectly any derogatory or negative statement or communication about the Company Group or its Affiliates or any of their respective businesses, products, services or activities; provided that such restriction shall not prohibit truthful testimony compelled by valid legal process, required governmental testimony or filings, or administrative or arbitral proceedings (including, without limitation, depositions in connection with such proceedings).

11.8 Return of Materials. Each Participant agrees that he or she will not retain or destroy (except as set forth below), and will immediately return to the Company Group on or prior to the Termination Date, or at any other time any member of the Company Group requests such return, any and all property of the Company Group that is in his or her possession or subject to his or her control, including, but not limited to, keys, credit and identification cards, personal items or equipment, customer files and information, papers, drawings, notes, manuals, specifications, designs, devices, code, email, documents, diskettes, CDs, tapes, keys, access cards, credit cards, identification cards, computers, mobile devices, other electronic media, all other files and documents relating to the Company Group and its business (regardless of form, but specifically including all electronic files and data of the Company Group), together with all Confidential Information in tangible or electronic form belonging to the Company Group or that the Participant received from or through his or her employment and/or service with the Company Group. A Participant will not make, distribute, or retain copies of any such information or property. To the extent that a Participant has electronic files or information in his or her possession or control that belong to the Company Group or contain Confidential Information (specifically including but not limited to electronic files or information stored on personal computers, mobile devices, electronic media, or in cloud storage), on or prior to the Termination Date, or at any other time any member of the Company Group requests, the Participant shall (a) provide the Company Group with an electronic copy of all of such files or information (in an electronic format that readily accessible by the Company Group); and (b) after doing so, delete all such files and information, including all copies and derivatives thereof, from all computers not owned by the Company Group, mobile devices, electronic media, cloud storage, or other media, devices, or equipment, such that such files and information are permanently deleted and irretrievable. Notwithstanding the foregoing, a Participant shall be permitted to retain a copy of mutually agreeable presentations and other documents not containing Confidential Information that demonstrate the results the Participant achieved with the Company Group, such agreement not to be unreasonably withheld.

11.9 Cooperation. Each Participant agrees that, for the Restricted Period and, if longer, during the pendency of any litigation or other proceeding arising from events and circumstances occurring during the Participant’s employment and/or service with the Company Group, (a) the Participant shall not communicate with anyone (other than the Participant’s attorneys and tax and/or financial advisors and except to the extent the Participant determines in good faith is necessary in the performance of the Participant’s duties) with respect to the facts or subject matter of any pending or potential litigation, or regulatory or administrative proceeding involving the Company Group, other than any litigation or other proceeding in which the Participant is a party-in-opposition, without giving prior notice to the Company or the Company’s counsel, and (b) in the event that any other party attempts to obtain information or documents from the Participant (other than in connection with any litigation or other proceeding in which the Participant is a party-in-opposition) with respect to matters the Participant believes in good faith are related to such litigation or other proceeding, the Participant shall promptly so notify the Company’s counsel. The Participant agrees to cooperate, in a reasonable and appropriate manner, with the Company Group and its attorneys, both during, and after the termination of, the Participant’s employment and/or service, in connection with any litigation or other proceeding arising out of or relating to matters in which the Participant was involved prior to the Termination Date to the extent (i) the amount of time the Participant is required to devote or expend is reasonable in respect of the Participant’s ability to otherwise conduct the Participant’s business and affairs and earn a livelihood reasonably satisfactory to the Participant; and (ii) a member of the Company Group pays all Company-approved expenses the Participant incurs (including reasonable attorneys’ fees and costs) and provides satisfactory reimbursement, on a per-day basis, to the Participant for the Participant’s time devoted and expended, in each case, in connection with such cooperation. Such reimbursement shall be at an hourly rate equivalent to the base salary the Participant was earning immediately prior to the Termination Date, divided by 2,080; provided that no additional compensation will be payable during any period of time during which the Participant is receiving severance or other post-termination pay from any member of the Company Group.

11.10 No Restriction on Earning a Living. Each Participant hereby acknowledges that the provisions of Article XI do not preclude the Participant from earning a livelihood, nor do they unreasonably impose limitations on the Participant’s ability to earn a living. In addition, the Participant hereby acknowledges that the potential harm to the Company and/or its Subsidiaries of non-enforcement of Article XI outweighs any harm to the Participant of enforcement (by injunction or otherwise) of Article XI against the Participant. If any portion of the provisions of Article XI is found to be invalid or unenforceable by a court of competent jurisdiction because its duration, territory, definition of activities covered, or definition of information covered is considered to be unreasonable in scope, the invalid or unenforceable term shall be narrowed, limited or redefined, or a new enforceable term provided, such that the intent of the Company and the Participant in agreeing to the provisions of Article XI will be preserved, and the provision in question shall be enforceable, to the fullest extent permitted by applicable law.

11.11 Additional Acknowledgements; Remedies. Each Participant acknowledges that the restrictions contained in this Article XI are reasonable and necessary to protect the legitimate interests of the Company and its Subsidiaries and that the Company would not have entered into the Plan or any Award Agreement in the absence of such restrictions. The Participant also acknowledges that any breach by the Participant of this Article XI will cause continuing and irreparable injury to the Company and its Subsidiaries for which monetary damages would not be an adequate remedy. The Participant shall not, in any action or proceeding to enforce any of the provisions of the Plan, assert the claim or defense that an adequate remedy at law exists or that this Article XI is unreasonable or otherwise not enforceable in accordance with their terms. In the event that, notwithstanding the foregoing, the Participant challenges the reasonableness or enforceability of the restrictions contained in this Article XI, the Participant shall pay the attorneys’ fees of the Company and/or its Subsidiaries, as applicable. In the event of such breach by the Participant, the Company or any of its Subsidiaries shall have the right to enforce the provisions of this Article XI by seeking injunctive or other relief in any court, and the Plan shall not in any way limit remedies of law or in equity otherwise available to such entity. The periods of time set forth in this Article XI shall not include, and shall be deemed extended by, any period during which the Participant is in breach of any such restriction, and, if litigation is pursued by the Company or any Subsidiary, any time required for litigation to enforce the relevant covenant periods, provided that the Company or any of its Subsidiaries is successful on the merits in any such litigation. The “time required for litigation” is herein defined to mean the period of time from the earlier of the Participant’s first breach of such covenants or service of process upon the Participant through the expiration of all appeals related to such litigation.

11.12 Survival of Provisions. The obligations contained in this Article XI shall survive the termination of the Participant’s employment and service with the Company and its Subsidiaries and shall be fully enforceable thereafter.

ARTICLE XII

OTHER PROVISIONS

12.1 Indemnification. No member of the Board, nor any person to whom administrative or ministerial duties have been delegated, shall be personally liable for any action, interpretation or determination made with respect to the Plan or Awards made thereunder (except, if applicable, in his or her capacity as a Participant hereunder), and each member of the Board shall be fully indemnified and held harmless by the Company with respect to any liability such person may incur with respect to any such action, interpretation or determination, to the extent permitted by applicable law and to the extent provided in the Company’s Certificate of Incorporation and Bylaws, as amended from time to time, or under any agreement between any such Board member and the Company.

12.2 Termination and Amendment. The Board at any time may suspend or terminate the Plan and make such additions or amendments as it deems advisable under the Plan and any Award Agreement; provided that, the Board may not change any of the terms of the Plan or an Award Agreement in a manner adverse to a Participant without the prior written approval of such Participant; provided, further, that to the extent the Board amends the Plan or any Award Agreement in a manner adverse to a Participant without such Participant’s consent, such Participant and the Company shall continue to be bound and governed by the terms of the Plan and such Award Agreement as in effect prior to such amendment.

12.3 Taxes. Subject to Section 5.3, the Company shall have the right to require the Participants or their beneficiaries or legal representatives to remit to the Company an amount sufficient to satisfy the Participant’s minimum federal, state, local and foreign withholding tax requirements, as applicable, or to deduct from all payments under the Plan amounts sufficient to satisfy such minimum withholding tax requirements. Whenever payments under the Plan are to be made to a Participant in cash, such payments shall be net of any amounts sufficient to satisfy all federal, state, local and foreign withholding tax requirements, as applicable.

12.4 Data Collection. By participating in the Plan or accepting any rights granted under it, each Participant consents to the collection and processing of personal data relating to the Participant so that the Company and its Affiliates can fulfill their obligations and exercise their rights under the Plan and generally administer and manage the Plan. This data will include, but may not be limited to, data about participation in the Plan and shares offered or received, purchased or sold under the Plan from time to time and other appropriate financial and other data (such as the date on which the Awards were granted) about the Participant and the Participant’s participation in the Plan.

12.5 Notices. Notices required or permitted to be made under the Plan shall be in writing and shall be deemed given, delivered and effective on the earliest of (a) the date of transmission, if such notice or communication is delivered via facsimile prior to 5:00 p.m. (New York time) on a business day, (b) the business day after the date of transmission, if such notice or communication is delivered via facsimile later than 5:00 p.m. (New York time) on any business day and earlier than 11:59 p.m. (New York time) on the day preceding the next business day, (c) one (1) business day after when sent, if sent by nationally recognized overnight courier service (charges prepaid), or (d) upon actual receipt by the person to whom such notice is required to be given. All notices shall be addressed, if to (i) a Participant, to such Participant’s address as set forth in the books and records of the Company and its Subsidiaries, and (ii) the Company or the Board, to the principal office of the Company as set forth in the Stockholders Agreement, clearly marked “Attention: Board of Directors”.

12.6 Severability. In the event that any court of competent jurisdiction determines that any provision of the Plan is, under applicable law, invalid or unenforceable in any respect, such provision shall be construed by modifying or limiting it so as to be valid and enforceable to the maximum extent permitted under applicable law. The provisions of the Plan are severable, and in the event any provision hereof should be held invalid or unenforceable in any respect, it shall not invalidate, render unenforceable or otherwise affect any other provision of the Plan.

12.7 Prior Agreements. Except as expressly stated otherwise, no provision of any employment, severance, incentive award, or other similar agreement entered into by a Participant, on the one hand, and any Subsidiary of the Company, on the other hand, prior to the Effective Date shall modify or have any effect in any manner on any provision of the Plan or any term or condition of any Award Agreement to which such Participant is a party. Without limiting the generality of the foregoing, any provision in any such agreement that purports to apply in any manner to options, stock, equity-based awards or the like shall not apply to or have any effect on any Awards under the Plan.

12.8 Governing Law and Forum; Waiver of Jury Trial. The Plan shall be governed by and construed in accordance with the internal laws of the State of Delaware without giving effect to any choice or conflict of laws provision or rule that would cause the application of the laws of any other jurisdiction. Each Participant who accepts an Award thereby (a) agrees that any suit, action or proceeding brought by or against such Participant in connection with the Plan shall be brought solely in the Court of Chancery of the State of Delaware; (b) consents to the jurisdiction and venue of such court; (c) submits to and accepts the exclusive jurisdiction of such court for the purpose of any such suit, legal action, or proceeding; (d) agrees to accept service of process by the Company or any of its agents in connection with any such proceeding; (e) irrevocably waives any objection which such Participant may now or hereafter have to the laying of venue or any such suit, legal action or proceeding in such court; and (f) further waives any claim that any suit, legal action or proceeding brought in such court has been brought in an inconvenient forum. EACH PARTICIPANT WHO ACCEPTS AN AWARD IRREVOCABLY WAIVES THE RIGHT TO TRIAL BY JURY IN ANY LAWSUIT OR PROCEEDING RELATING TO OR ARISING IN ANY WAY FROM THE PLAN OR ANY AWARD OR THE MATTERS OTHERWISE CONTEMPLATED HEREBY.

12.9 Construction. The words “include,” “includes” or “including” shall be deemed to be followed by the words “without limitation.” Where specific language is used to clarify by example a general statement contained herein (such as by using the words “such as”), such specific language shall not be deemed to modify, limit or restrict in any manner the construction of the general statement to which it relates. Whenever required by the context, any pronoun used in the Plan shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa.

12.10 Section 409A Compliance. It is the intention of the Company and the Board that the Plan not be subject to the provisions of Section 409A of the Code, as in effect as of the Effective Date or as subsequently modified, or, to the extent subject to such provisions, to comply in all material respects with such provisions. In the event that Section 409A of the Code would impose a tax, penalty, liability or other detriment on any Participant with respect to any Award under the Plan, then the Board shall consider in good faith modifications or amendments to the Plan or any Award Agreement intended to eliminate or mitigate such detriment; provided that, in no event shall the Board be required to modify or amend the Plan in a manner adverse to the Company or the Sponsors; provided, further, that, in no event shall the Company or its Affiliates be responsible for any taxes or penalties incurred by a Participant in connection with any amounts or benefits received pursuant to the Plan or any Award Agreement.

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